Visa Inc. Reports Fiscal Third Quarter 2021 Results
San Francisco, CA, July 27, 2021 – Visa Inc. (NYSE: V)

•GAAP net income of $2.6B or $1.18 per share and non-GAAP net income of $3.3B or $1.49 per share
•Net revenues of $6.1B, an increase of 27%. Net revenues growth would have been 39% if service revenues were recognized on current quarter's payments volume
•Our key business driver growth rates increased significantly from the COVID-19 impacted levels in 2020, making year-over-year comparisons difficult to interpret
•Indexed to 2019, fiscal third quarter payments volume, cross-border volume and processed transactions all accelerated from the fiscal second quarter
•Returned $2.9B of capital to shareholders in the form of share repurchases and dividends

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2021		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$6.1	27%
GAAP Net Income	$2.6	9%

"Visa delivered another strong
quarter as many key economies are
well into a reopening-driven recovery. This was best demonstrated by credit and face-to-face spending bouncing
back while debit and eCommerce
volumes remained robust from
accelerated cash digitization sparked
by the pandemic. Additionally, cross-
border travel spending improved as
vaccination rates rose and more
borders opened. Visa grew net
revenues 27% and non-GAAP EPS
41% while continuing to make
investments in strategies that will
drive future growth."

GAAP Earnings Per Share	$1.18	10%
Non-GAAP Net Income(1)	$3.3	39%
Non-GAAP Earnings Per Share(1)	$1.49	41%
(1) Non-GAAP results exclude a special item, equity investment gains and losses, amortization of acquired intangible assets, non-recurring acquisition-related costs and the related tax impacts.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2021
Payments Volume	34%
Cross-Border Volume Excluding Intra-Europe(1)	53%
Cross-Border Volume Total	47%
Processed Transactions	39%
(1) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2021 — Financial Highlights

GAAP net income in the fiscal third quarter was $2.6 billion or $1.18 per share, an increase of 9% and 10%, respectively, over prior year’s results. Current year’s results included a $1.0 billion tax charge pertaining to a special item for remeasurement of deferred tax balances, $439 million of net gains from equity investments and $18 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $51 million of net gains from equity investments and $17 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $3.3 billion or $1.49 per share, increases of 39% and 41%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 39% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.
Net revenues in the fiscal third quarter were $6.1 billion, an increase of 27%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased approximately 26% on a constant-dollar basis. Had we recognized service revenues on current quarter's payments volume and other revenue components remained unchanged, net revenues would have increased 39%.
Payments volume for the three months ended March 31, 2021, on which fiscal third quarter service revenue is recognized, increased 11% over the prior year on a constant-dollar basis.
Payments volume for the three months ended June 30, 2021, increased 34% over the prior year on a constant-dollar basis.
Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 53% on a constant-dollar basis for the three months ended June 30, 2021. Total cross-border volume on a constant-dollar basis increased 47% in the quarter.
Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2021, were 42.6 billion, a 39% increase over the prior year, led by domestic transactions.
Fiscal third quarter service revenues were $2.8 billion, an increase of 17% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 32% over the prior year to $3.3 billion. International transaction revenues grew 54% over the prior year to $1.7 billion. Other revenues of $409 million rose 31% over the prior year. Client incentives, a contra-revenue item, were $2.1 billion and represented 25.8% of gross revenues.
GAAP operating expenses were $2.1 billion for the fiscal third quarter, a 12% increase over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 12% over the prior year, primarily driven by an increase in personnel and marketing expenses.
GAAP non-operating income was $325 million for the fiscal third quarter, including $439 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $114 million.
GAAP effective income tax rate was 41.3% for the quarter ended June 30, 2021, including the special item and the tax impacts from the net equity investment gains, amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items, the non-GAAP effective income tax rate was 17.9% for the quarter ended June 30, 2021.
Cash, cash equivalents and investment securities were $20.4 billion at June 30, 2021.
The weighted-average number of diluted shares of class A common stock outstanding was 2.18 billion for the quarter ended June 30, 2021.

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Other Notable Items

On June 24, 2021, Visa announced it signed a definitive agreement to acquire Tink, a European open banking platform that enables financial institutions, fintechs and merchants to build tailored financial management tools, products and services for European consumers and businesses based on their financial data. The transaction is subject to regulatory approvals and other customary closing conditions.
On July 22, 2021, Visa announced it signed a definitive agreement to acquire Currencycloud, a global platform that enables banks and fintechs to provide innovative foreign exchange solutions for cross-border payments. The transaction is subject to regulatory approvals and other customary closing conditions.
During the three months ended June 30, 2021, Visa repurchased 9.5 million shares of class A common stock at an average price of $227.83 per share for $2.2 billion. In the nine months ended June 30, 2021, Visa repurchased a total of 26.5 million shares of class A common stock, at an average price of $213.38 per share, using $5.7 billion of cash on hand. The Company had $7.7 billion of remaining authorized funds for share repurchase as of June 30, 2021.
On July 23, 2021, the board of directors declared a quarterly cash dividend of $0.32 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on September 1, 2021, to all holders of record as of August 13, 2021.

Financial Outlook for Fiscal Full-Year 2021

Given the continuing impact of COVID-19 and the significant uncertainty in the global economy, it is difficult to reasonably estimate the Company's annual results; therefore we are not providing a fiscal full-year 2021 outlook at this time.

3

Fiscal Third Quarter 2021 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19, the measures taken in response, as well as the speed and strength of an economic recovery;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•the impact of the United Kingdom’s withdrawal from the European Union;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2020, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa-everywhere/blog.html and @VisaNews.

Contacts	Investor Relations Mike Milotich or Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Third Quarter 2021 — Financial Summary

Q3 FISCAL 2021 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended June 30, 2021		YoY Change

	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues
Service revenues	$2,828	$2,828	17%	17%
Data processing revenues	3,327	3,327	32%	32%
International transaction revenues	1,696	1,696	54%	54%
Other revenues	409	409	31%	31%
Client incentives	(2,130)	(2,130)	41%	41%
Net revenues	6,130	6,130	27%	27%

Operating Expenses
Personnel	1,098	1,094	17%	17%
Marketing	268	268	54%	54%
Network and processing	186	185	8%	9%
Professional fees	108	108	13%	13%
Depreciation and amortization	204	191	3%	3%
General and administrative	204	204	(21%)	(21%)
Litigation provision	(2)	(2)	(309%)	(309%)
Total operating expenses	2,066	2,048	12%	12%

Operating income	4,064	4,082	36%	35%

Non-operating income/(expense)	325	(114)	(591%)	(3%)
Effective income tax rate	41.3%	17.9%	22 ppt	(1 ppt)
Net income	$2,575	$3,256	9%	39%

Earnings per share	$1.18	$1.49	10%	41%

Q3 FISCAL 2021 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	34%	39%
Cross-border volume excluding intra-Europe(1)	53%	62%
Cross-border volume total	47%	59%
Processed transactions	39%	39%

(1) Cross-border volume excluding transactions within Europe.

5

Visa Inc. Consolidated Balance Sheets (unaudited)

	June 30, 2021	September 30, 2020
	(in millions, except per share data)
Assets
Cash and cash equivalents	$18,034	$16,289
Restricted cash equivalents—U.S. litigation escrow	894	901
Investment securities	1,206	3,752
Settlement receivable	1,663	1,264
Accounts receivable	1,852	1,618
Customer collateral	2,221	1,850
Current portion of client incentives	1,321	1,214
Prepaid expenses and other current assets	851	757
Total current assets	28,042	27,645
Investment securities	1,111	231
Client incentives	3,219	3,175
Property, equipment and technology, net	2,707	2,737
Goodwill	16,021	15,910
Intangible assets, net	28,023	27,808
Other assets	3,548	3,413
Total assets	$82,671	$80,919
Liabilities
Accounts payable	$172	$174
Settlement payable	2,376	1,736
Customer collateral	2,221	1,850
Accrued compensation and benefits	1,044	821
Client incentives	5,114	4,176
Accrued liabilities	2,196	1,840
Current maturities of debt	—	2,999
Accrued litigation	900	914
Total current liabilities	14,023	14,510
Long-term debt	20,996	21,071
Deferred tax liabilities	6,240	5,237
Other liabilities	3,622	3,891
Total liabilities	44,881	44,709
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, less than one shares issued and outstanding at June 30, 2021 and September 30, 2020	538	2,437
Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2021 and September 30, 2020	1,071	1,106
Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2021 and September 30, 2020	1,523	1,543
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,689 and 1,683 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2021 and September 30, 2020	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 10 and 11 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	—	—
Right to recover for covered losses	(24)	(39)
Additional paid-in capital	18,787	16,721
Accumulated income	15,294	14,088
Accumulated other comprehensive income (loss), net:
Investment securities	(1)	3
Defined benefit pension and other postretirement plans	(187)	(196)
Derivative instruments	(371)	(291)
Foreign currency translation adjustments	1,160	838
Total accumulated other comprehensive income (loss), net	601	354

Total equity	37,790	36,210

Total liabilities and equity	$82,671	$80,919

6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share data)
Net revenues	$6,130	$4,837	$17,546	$16,745

Operating Expenses
Personnel	1,098	941	3,193	2,863
Marketing	268	174	679	683
Network and processing	186	172	538	536
Professional fees	108	95	273	304
Depreciation and amortization	204	197	602	571
General and administrative	204	258	770	840
Litigation provision	(2)	1	2	9
Total operating expenses	2,066	1,838	6,057	5,806

Operating income	4,064	2,999	11,489	10,939

Non-operating Income (Expense)
Interest expense, net	(131)	(142)	(388)	(371)
Investment income and other	456	75	664	167
Total non-operating income (expense)	325	(67)	276	(204)

Income before income taxes	4,389	2,932	11,765	10,735
Income tax provision	1,814	559	3,038	2,006
Net income	$2,575	$2,373	$8,727	$8,729

Basic Earnings Per Share
Class A common stock	$1.18	$1.07	$3.99	$3.92
Class B common stock	$1.92	$1.74	$6.47	$6.37
Class C common stock	$4.72	$4.29	$15.94	$15.70

Basic Weighted-average Shares Outstanding
Class A common stock	1,691	1,690	1,693	1,702
Class B common stock	245	245	245	245
Class C common stock	10	11	11	11

Diluted Earnings Per Share
Class A common stock	$1.18	$1.07	$3.98	$3.92
Class B common stock	$1.91	$1.74	$6.46	$6.36
Class C common stock	$4.72	$4.29	$15.92	$15.68

Diluted Weighted-average Shares Outstanding
Class A common stock	2,184	2,214	2,192	2,227
Class B common stock	245	245	245	245
Class C common stock	10	11	11	11

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2021	2020
	(in millions)
Operating Activities
Net income	$8,727	$8,729
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	5,980	4,966
Share-based compensation	434	322
Depreciation and amortization of property, equipment, technology and intangible assets	602	571
Deferred income taxes	981	(116)
VE territory covered losses incurred	(38)	(22)
(Gains) losses on equity investments, net	(611)	(62)
Other	(82)	(87)
Change in operating assets and liabilities:
Settlement receivable	(351)	966
Accounts receivable	(220)	108
Client incentives	(5,202)	(6,261)
Other assets	(164)	(464)
Accounts payable	1	7
Settlement payable	574	(1,324)
Accrued and other liabilities	639	1,058
Accrued litigation	(14)	(47)
Net cash provided by (used in) operating activities	11,256	8,344

Investing Activities
Purchases of property, equipment and technology	(497)	(568)
Investment securities:
Purchases	(3,223)	(549)
Proceeds from maturities and sales	5,286	3,675
Acquisitions, net of cash acquired	(75)	(77)
Purchases of / contributions to other investments	(50)	(254)
Other investing activities	105	81
Net cash provided by (used in) investing activities	1,546	2,308

Financing Activities
Repurchase of class A common stock	(5,709)	(6,572)
Repayments of debt	(3,000)	—
Dividends paid	(2,102)	(2,002)
Proceeds from issuance of senior notes	—	3,985
Cash proceeds from issuance of class A common stock under employee equity plans	162	142
Restricted stock and performance-based shares settled in cash for taxes	(142)	(158)
Other financing activities	—	(118)
Net cash provided by (used in) financing activities	(10,791)	(4,723)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	92	173
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	2,103	6,102

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	19,171	10,832
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$21,274	$16,934

Supplemental Disclosure
Cash paid for income taxes, net	$2,134	$1,793
Interest payments on debt	$583	$503
Accruals related to purchases of property, equipment and technology	$52	$34

8

Visa Inc. Fiscal 2021 and 2020 Quarterly Results of Operations (unaudited)

	Fiscal 2021 Quarter Ended			Fiscal 2020 Quarter Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(in millions)
Net revenues	$6,130	$5,729	$5,687	$5,101	$4,837

Operating Expenses
Personnel	1,098	1,114	981	922	941
Marketing	268	206	205	288	174
Network and processing	186	179	173	191	172
Professional fees	108	82	83	104	95
Depreciation and amortization	204	201	197	196	197
General and administrative	204	363	203	256	258
Litigation provision	(2)	3	1	2	1
Total operating expenses	2,066	2,148	1,843	1,959	1,838

Operating income	4,064	3,581	3,844	3,142	2,999

Non-operating Income (Expense)
Interest expense, net	(131)	(121)	(136)	(145)	(142)
Investment income and other	456	168	40	58	75
Total non-operating income (expense)	325	47	(96)	(87)	(67)

Income before income taxes	4,389	3,628	3,748	3,055	2,932
Income tax provision	1,814	602	622	918	559
Net income	$2,575	$3,026	$3,126	$2,137	$2,373

9

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Remeasurement of deferred tax balances. During the three and nine months ended June 30, 2021, in connection with the UK enacted legislation on June 10, 2021 that will increase the tax rate from 19% to 25%, effective April 1, 2023, we remeasured our net deferred tax liabilities, resulting in the recognition of a non-recurring, non-cash income tax expense of $1.0 billion.

•Indirect taxes. During the nine months ended June 30, 2021, we recognized a one-time charge within general and administrative expense of $152 million, before tax. Net of the related income tax benefit of $40 million, determined by applying applicable tax rates, non-GAAP net income increased by $112 million. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three and nine months ended June 30, 2021 and 2020.

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Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

	Three Months Ended June 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,066	$325	$1,814	41.3%	$2,575	$1.18
(Gains) losses on equity investments, net	—	(439)	(99)		(340)	(0.16)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(5)	—	1		4	—
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Non-GAAP	$2,048	$(114)	$712	17.9%	$3,256	$1.49

	Nine Months Ended June 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$6,057	$276	$3,038	25.8%	$8,727	$3.98
(Gains) losses on equity investments, net	—	(611)	(138)		(473)	(0.22)
Amortization of acquired intangible assets	(38)	—	9		29	0.01
Acquisition-related costs	(13)	—	3		10	—
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$5,854	$(335)	$1,945	17.1%	$9,412	$4.29

	Three Months Ended June 30, 2020
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$1,838	$(67)	$559	19.1%	$2,373	$1.07
(Gains) losses on equity investments, net	—	(51)	(11)		(40)	(0.02)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(4)	—	—		4	—
Non-GAAP	$1,821	$(118)	$551	19.0%	$2,347	$1.06

	Nine Months Ended June 30, 2020
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$5,806	$(204)	$2,006	18.7%	$8,729	$3.92
(Gains) losses on equity investments, net	—	(62)	(14)		(48)	(0.02)
Amortization of acquired intangible assets	(35)	—	8		27	0.01
Acquisition-related costs	(11)	—	2		9	—
Non-GAAP	$5,760	$(266)	$2,002	18.7%	$8,717	$3.91

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2021, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2021 and 2020, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended June 30, 2021

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$563	18.2%	11.0%	$476	20.1%	12.1%	8,498	$87	8.7%	5.4%	747
Canada	89	42.2%	26.3%	83	48.2%	31.6%	1,122	6	(7.3%)	(17.7%)	8
CEMEA	334	40.1%	38.8%	171	57.8%	56.7%	7,520	163	25.3%	23.9%	1,083
LAC	242	49.5%	47.7%	125	72.2%	71.7%	4,843	117	31.2%	28.5%	1,043
US	1,499	37.3%	37.3%	1,330	40.1%	40.1%	21,384	169	18.7%	18.7%	836
Europe	646	39.9%	28.5%	534	43.6%	30.8%	11,836	112	24.6%	18.5%	635
Visa Inc.	3,373	35.3%	30.9%	2,719	39.1%	34.2%	55,203	654	21.5%	19.0%	4,352
Visa Credit Programs											
US	$609	43.5%	43.5%	$600	43.9%	43.9%	6,760	$9	21.8%	21.8%	11
International	724	28.7%	21.2%	683	29.1%	21.6%	12,041	41	22.7%	15.3%	162
Visa Inc.	1,333	35.1%	30.5%	1,283	35.6%	31.1%	18,801	50	22.5%	16.4%	173
Visa Debit Programs											
US	$890	33.4%	33.4%	$730	37.2%	37.2%	14,624	$160	18.5%	18.5%	826
International	1,150	37.2%	29.6%	705	48.3%	36.8%	21,778	445	22.6%	19.5%	3,353
Visa Inc.	2,040	35.5%	31.2%	1,435	42.4%	37.0%	36,402	604	21.5%	19.2%	4,179

For the 3 Months Ended March 31, 2021

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$570	4.7%	(0.8%)	$475	8.6%	2.0%	8,078	$96	(11.0%)	(12.6%)	816	907	983
Canada	74	11.4%	5.0%	67	10.8%	4.4%	970	7	18.0%	11.1%	8	79	84
CEMEA	304	4.6%	9.3%	153	17.3%	24.1%	6,578	151	(5.8%)	(2.5%)	1,033	372	378
LAC	220	0.4%	10.8%	111	9.9%	22.5%	4,278	110	(7.7%)	1.0%	1,001	508	549
US	1,315	17.2%	17.2%	1,157	17.7%	17.7%	19,118	158	13.6%	13.6%	816	852	1,068
Europe	559	4.6%	(1.6%)	460	9.8%	2.6%	10,215	99	(14.0%)	(17.5%)	558	527	580
Visa Inc.	3,044	9.6%	8.2%	2,423	13.7%	11.4%	49,237	621	(4.1%)	(2.8%)	4,231	3,246	3,642
Visa Credit Programs													
US	$508	0.1%	0.1%	$500	1.6%	1.6%	5,743	$8	(46.6%)	(46.6%)	10	280	351
International	681	1.9%	(1.7%)	642	2.9%	(0.8%)	10,926	38	(12.1%)	(14.9%)	146	717	806
Visa Inc.	1,189	1.2%	(0.9%)	1,143	2.3%	0.2%	16,669	46	(21.0%)	(22.8%)	156	997	1,157
Visa Debit Programs													
US	$807	31.3%	31.3%	$657	34.0%	34.0%	13,374	$150	20.9%	20.9%	806	572	717
International	1,048	6.0%	4.8%	624	19.0%	14.5%	19,193	424	(8.7%)	(6.7%)	3,269	1,677	1,768
Visa Inc.	1,854	15.7%	14.9%	1,280	26.2%	23.7%	32,567	574	(2.4%)	(0.8%)	4,075	2,249	2,485

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For the 12 Months Ended June 30, 2021										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,270	0.5%	(3.3%)	$1,897	3.2%	(1.4%)	33,027	$373	(11.4%)	(11.8%)	3,238
Canada	319	11.5%	7.0%	294	12.2%	7.8%	4,227	26	4.0%	(0.9%)	32
CEMEA	1,255	8.3%	13.5%	621	20.7%	28.0%	27,220	634	(1.6%)	2.2%	4,345
LAC	903	3.2%	15.0%	446	12.4%	26.7%	17,219	457	(4.5%)	5.4%	4,102
US	5,358	17.0%	17.0%	4,724	17.9%	17.9%	78,830	635	10.7%	10.7%	3,231
Europe	2,425	11.7%	6.7%	1,985	17.2%	11.3%	45,182	440	(7.8%)	(9.9%)	2,577
Visa Inc.	12,531	10.6%	10.0%	9,967	14.4%	12.9%	205,705	2,563	(2.1%)	(0.0%)	17,525
Visa Credit Programs											
US	$2,159	5.4%	5.4%	$2,130	6.7%	6.7%	24,678	$30	(41.8%)	(41.8%)	40
International	2,792	0.8%	(1.4%)	2,634	1.5%	(0.7%)	45,551	158	(10.3%)	(11.9%)	630
Visa Inc.	4,952	2.7%	1.5%	4,764	3.7%	2.4%	70,229	188	(17.4%)	(18.5%)	670
Visa Debit Programs											
US	$3,199	26.3%	26.3%	$2,594	29.1%	29.1%	54,153	$605	15.8%	15.8%	3,190
International	4,380	10.0%	10.2%	2,609	23.6%	20.5%	81,323	1,771	(5.2%)	(2.2%)	13,665
Visa Inc.	7,579	16.4%	16.5%	5,203	26.3%	24.6%	135,476	2,375	(0.7%)	1.8%	16,855

	For the 12 Months Ended June 30, 2020												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,260	(6.4%)	(5.3%)	$1,839	(4.7%)	(3.2%)	30,559	$421	(13.2%)	(13.7%)	3,743	895	978
Canada	286	(0.1%)	1.0%	261	(1.0%)	(0.0%)	3,891	25	11.0%	12.8%	41	74	81
CEMEA	1,159	2.6%	3.8%	514	13.4%	14.6%	21,584	644	(4.6%)	(3.4%)	4,593	354	353
LAC	875	(7.4%)	2.7%	397	(3.2%)	8.4%	14,691	478	(10.6%)	(1.6%)	4,398	462	501
US	4,580	3.0%	3.0%	4,007	3.4%	3.4%	71,542	573	(0.0%)	(0.0%)	3,431	802	996
Europe	2,171	(2.6%)	0.0%	1,695	0.5%	3.0%	41,356	477	(12.2%)	(9.6%)	3,331	517	563
Visa Inc.	11,332	(1.0%)	0.6%	8,713	1.1%	2.5%	183,623	2,619	(7.6%)	(5.3%)	19,537	3,104	3,472
Visa Credit Programs													
US	$2,048	(1.4%)	(1.4%)	$1,997	(1.1%)	(1.1%)	24,205	$51	(10.8%)	(10.8%)	53	275	340
International	2,772	(5.5%)	(3.5%)	2,595	(5.1%)	(3.0%)	42,728	177	(11.3%)	(9.7%)	746	710	797
Visa Inc.	4,819	(3.8%)	(2.6%)	4,592	(3.4%)	(2.2%)	66,933	228	(11.2%)	(9.9%)	799	984	1,136
Visa Debit Programs													
US	$2,532	6.9%	6.9%	$2,010	8.4%	8.4%	47,337	$522	1.2%	1.2%	3,378	527	656
International	3,980	(2.3%)	0.9%	2,111	5.1%	8.0%	69,353	1,869	(9.4%)	(6.5%)	15,360	1,593	1,680
Visa Inc.	6,512	1.1%	3.1%	4,121	6.7%	8.2%	116,691	2,391	(7.3%)	(4.9%)	18,738	2,120	2,336

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2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa’s networks.

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Footnote

Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
Previously presented information may be updated. Prior period updates, if any, are not material.
Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.
Figures in the tables may not recalculate exactly due to rounding. The totals and percentages are calculated based on unrounded numbers.

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